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                                                                     EXHIBIT 4.2


                            LAMAR ADVERTISING COMPANY
                           LAMAR OCI NORTH CORPORATION
                           LAMAR OCI SOUTH CORPORATION

                             SUPPLEMENTAL INDENTURE



         THIS SUPPLEMENTAL INDENTURE dated as of October 1, 1998, is delivered pursuant to Section 5.1 of the Indenture dated as of August 15, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, (the "1997 Indenture") among OUTDOOR COMMUNICATIONS, INC. ("the Company"), a Delaware corporation, certain of its subsidiaries ("Guarantors") and FIRST UNION NATIONAL BANK, a national banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the 1997 Indenture).

         The undersigned hereby agrees that:

         1. Lamar Advertising Company, has acquired all of the issued and outstanding stock of Outdoor Communications, Inc. and caused it to merge into Lamar Advertising Company under the laws of the State of Delaware ("Merger").

         2. Lamar Advertising Company, being the Surviving Entity under the Merger as provided under the 1997 Indenture, is a corporation organized and existing under the laws of the State of Delaware.

         3. Lamar Advertising Company hereby assumes all of the obligations of Outdoor Communications, Inc. under the 1997 Indenture and the Securities issued thereunder with all of the rights and obligations of the Company thereunder.

         4. Lamar Advertising Company hereby represents and warrants that the representations and warranties set forth in the 1997 Indenture as amended by this Supplemental Indenture are correct on and as of the date hereof.

         5. Lamar OCI North Corporation and Lamar OCI South Corporation, former subsidiaries of Outdoor Communications, Inc., under the names of OCI (N) Corp. and OCI (S) Corp. respectively, hereby confirm and ratify their Guarantees of the 1997 Indenture and the Securities issued thereunder and acknowledge that their Guarantees will continue to apply to the obligations of the Company under the 1997 Indenture.

         6. All notices, requests and other communications provided for in the 1997 Indenture should be delivered to the respective parties hereto at the following address:





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                  Lamar Advertising Company
                  Lamar OCI North Corporation
                  Lamar OCI South Corporation
                  Attn: Mr. Keith A. Istre
                  Vice President - Finance
                  P.O. Box 66338
                  Baton Rouge, LA 70896

         7. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 1997 Indenture.

         8. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                   Guarantors:

                                   LAMAR ADVERTISING COMPANY
                                   LAMAR OCI NORTH CORPORATION
                                   LAMAR OCI SOUTH CORPORATION



                                   By: /s/ Kevin P. Reilly, Jr.
                                      -----------------------------------------
                                       Kevin P. Reilly, Jr., President and
                                       Chief Executive Officer

                                   Attest:

                                   By: /s/ Charles W. Lamar, III
                                      -----------------------------------------
                                       Charles W. Lamar, III, Secretary
                                       Lamar Advertising Company
                                       Lamar OCI North Corporation
                                       Lamar OCI South Corporation

Accepted:

FIRST UNION NATIONAL BANK, as Trustee


By: /s/ Shawn Bednasek
   ----------------------------------
   Title: Vice President





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